                                                                Exhibit 10.15



                         ASIA PACIFIC VENTURES CO.
                  CONSULTANT & REPRESENTATIVE AGREEMENT WITH
                             NETGRAVITY, INC.


This Consultant and Representative Agreement, herein referred to as ("Agreement"), is made by and between NetGravity, Inc., a California corporation located at 1700 South Amphlett Drive, San Mateo, California 94403, USA, ("NETGRAVITY"), and Asia Pacific Ventures Co., a California limited liability company, located at 535 Middlefield Road, Suite 150, Menlo Park, California, 94025, USA ("APV"). This Agreement is effective as of June 1, 1998 (the "Effective Date").

1.   BACKGROUND
     NETGRAVITY develops, manufactures and/or sells Ad Management Software (together with all upgrades, enhancements, derivatives, modifications, amendments and new product releases developed during the term of this Agreement, the "Technology"). NETGRAVITY hereby appoints APV as NETGRAVITY'S independent advisor and exclusive representative to promote and assist in the structuring and establishment of business relationships, including introducing NETGRAVITY'S Technology to potential partners, distributors, and/or purchasers in the Territory. The "Territory" is the geographical region of Asia, including but not limited to the countries of Japan, Korea, Taiwan, and Hong Kong as well as any area mutually agreed upon for which APV will have agent responsibility.

2.   MAJOR RESPONSIBILITIES OF APV
     APV will use reasonable commercial efforts, conditional on NETGRAVITY'S fulfillment of its responsibilities under Section 3 below, to:

(A) Lay out the strategic plan for establishing business relationships with key partners in the Territory.

(B) Position NETGRAVITY with leading software vendors in the Territory for marketing, distribution, and possibly localization of NETGRAVITY'S Technology.

(C) Maintain effective relationships with NETGRAVITY business partners in the Territory.

(D) Assist NETGRAVITY with the collection of market and technology information and other matters in developing NETGRAVITY'S strategy in the Territory.

(E) Generate and stimulate interest in the Technology and furnish information to NETGRAVITY in regard to market developments, trends, and prospective partners and/or purchasers of the Technology within the markets of the Territory.

(F) Participate in sales promotion activities to benefit sales of the Technology and assist and advise NETGRAVITY in this regard within the markets of the Territory.

(G) Maintain the confidentiality of any materials or information provided to APV that is clearly identified as confidential, nonpublic information, and promptly return such materials at the request of NETGRAVITY.

The detailed responsibilities of APV and their implementation are set forth in Exhibit A attached hereto:

3.   MAJOR RESPONSIBILITIES OF NETGRAVITY
     NETGRAVITY will use reasonable commercial efforts to:

(A) Endeavor to fulfill orders according to any agreement negotiated by NETGRAVITY and individual vendors in the Territory.

(B) Provide APV with appropriate corporate marketing, sales and technical information and assistance regarding the Technology, and keep APV informed of changes in the corporate strategy and/or Technology.

(C) Be directly responsible for all expenses of catalogues, samples, advertisements, exhibitions and seminars created by APV for sales promotion of NETGRAVITY or the Technology.

(D) Once APV has successfully established a business relationship with a key partner in the Territory for NETGRAVITY, NETGRAVITY will provide
     APV with a copy of the final signed NETGRAVITY/Partner agreement.


4.   TERM OF AGREEMENT
     This Agreement will become effective on the Effective Date and will expire seven (7) months thereafter, unless (i) extended by mutual agreement, (ii) terminated as provided elsewhere in this Agreement, or
     (iii) terminated upon thirty (30) days written notice by either party to the other, provided, however, that any right of APV to compensation earned or accrued hereunder will survive any such expiration or termination.


5.   PAYMENT TERMS
(A) MONTHLY RETAINER FEE: NETGRAVITY agrees to pay APV a Monthly Retainer Fee (with the first such fee due on the Effective Date) in advance for the services outlined in this Agreement. The Monthly Retainer Fee is for the following time period and amount:

                     June 1, 1998 - December 31, 1998   $10,000 per month

     NETGRAVITY agrees to pay APV the above described monthly Retainer Fees immediately upon receipt of invoice. NETGRAVITY agrees to pay APV an additional fee of 5% of the total Monthly Retainer Fee if payment is received by APV later than thirty (30) days from the invoice date. All amounts payable to APV under this Agreement must be made in U.S. currency in the form of a written check, or by wire transfer to:
     Cupertino National Bank (ABA #121141152) in the bank account of APV numbered 003082458, or to such other account as APV shall designate.

(B) COMMISSION FOR FUNDING ARRANGEMENTS: NETGRAVITY agrees that should any investment (equity, debt or any combination thereof), acquisition, or joint venture be consummated, or any manufacturing, production, distribution or joint development agreements(s) or any other business arrangements be entered into by NETGRAVITY as a result of introductions arranged by, negotiations performed by, or other efforts of APV, NETGRAVITY will pay to APV a commission on the total consideration actually received or benefits actually derived from such transaction(s) by NETGRAVITY at any time. The commission rate will be calculated, and the other terms of payment will be determined in accordance with Exhibit B hereto.

(C) REVENUE COMMISSION: PURCHASE ORDER AND DELIVERY: NETGRAVITY agrees to pay APV a commission on actual sales, defined as contracted bookings, in the Territory during the period covered under this agreement. The commission rate will be calculated in accordance with Exhibit B.

     APV is not authorized to accept any purchase orders on behalf of NETGRAVITY or to otherwise finalize any business agreements and/or sales of the Technology. NETGRAVITY will be solely responsible for order acceptance, product assembly, packaging, shipping, delivery, export compliance, warranty arrangements and all related responsibilities in connection with the sale of Technology in the Territory.

(D) COMMISSION PAYMENTS, REPORTS: NETGRAVITY will directly invoice all contracts, in U.S. dollars, to its customers in the Territory. All commission payments payable with regard to any funds received by NETGRAVITY will be due and payable to APV within thirty (30) days of quarter end.

(E) REIMBURSEMENT OF EXPENSES: NETGRAVITY will reimburse APV for any reasonable traveling and entertainment (T&E) expenses incurred by APV in fulfilling its duties hereunder, subject to any exceptions expressly stated in this Agreement or communicated in writing to APV prior to incurring such expenses. APV will not make trips or incur other significant expenses without receiving prior approval from NETGRAVITY. T&E includes, but is not limited to, airfare, hotel, taxi, bus, limousine, rental car, meals, telephone, and facsimile charges. Either party may propose the translation of documents into one or more languages of the Territory, to assist APV in fulfilling its duties, and NETGRAVITY will pay APV for translation of any documents NETGRAVITY authorizes to be so translated. APV will provide NETGRAVITY with accurate and reasonably detailed invoices, including receipts for expenses incurred, and NETGRAVITY will pay APV for any of the above expenses in accordance with such invoices immediately upon their receipt.

6.   RELATIONSHIP OF PARTIES
     NETGRAVITY and APV agree that APV is an independent contractor. Personnel employed by APV who perform duties related to the Agreement will remain under the supervision, management, and control of APV. APV will have no authority, without NETGRAVITY'S consent, to sign or otherwise enter into any kind of contract, undertaking or agreement on behalf of NETGRAVITY, or to make any promise, warranty or representation with respect to NETGRAVITY Technology except strictly in accordance with NETGRAVITY materials provided to APV, and NETGRAVITY will not be bound thereby unless it expressly agrees otherwise. NETGRAVITY may deal directly with customers in the Territory. If a customer, distributor or other business partner introduced by APV chooses to deal directly with NETGRAVITY, NETGRAVITY will notify and consult with APV.

     To Permit APV to freely devote its skilled personnel to services hereunder, NETGRAVITY agrees that for the term of this Agreement and one
     (1) year thereafter, it will not solicit or induce (i) any employee or independent contractor of APV or (ii) any former employee of APV who was employed by APV not less than one (1) year prior to the date of solicitation, to terminate or breach an employment, contractual or other relationship with APV or to become an employee of NETGRAVITY. In addition, NETGRAVITY will not retain or accept services from anyone that it has reason to know is using technology, know-how or information that is proprietary to APV.

7.   ASSIGNMENT OF AGREEMENT
     Neither this Agreement nor any rights or obligations of either party hereunder may be assigned without prior written consent of the other party. Subject to the provision regarding assignments, the Agreement will be binding upon the successors and assigns of the respective parties.

8.   TERMINATION
     This Agreement may be terminated by either party upon written notice to the other if any of the following occur: material default of this Agreement (unless cured within thirty (30) days), receivership, insolvency or assignment for the benefit of creditors of the other party.

9.   REPRESENTATIONS OF NETGRAVITY
     NETGRAVITY represents that it has the power and authority to enter into this Agreement, and that this Agreement does not violate the terms of any other agreement or understanding of which it is a party. NETGRAVITY further represents that (i) it has all legal right and authority to offer the Technology for sale in the Territory, (ii) the sale and use of the Technology are in the manner contemplated by NETGRAVITY'S published specifications, and NETGRAVITY and Technology literature and representations, will not violate any third party rights, and (iii) such literature and representations of NETGRAVITY may be relied upon by APV in performing its duties hereunder. It is understood that APV will rely on representations of NETGRAVITY in its dealings with third parties concerning NETGRAVITY. NETGRAVITY hereby indemnifies and holds harmless APV from any cost, expense, liability or loss incurred by APV as a result of any violation of the representations and warranties.


10.  LIMITATION OF LIABILITY
     In no event will APV be liable for any special, indirect, incidental or consequential damages, or any damages resulting from loss of profits arising out of or in connection with this Agreement or the services performed hereunder, whether in an action based on contract or tort including any action for negligence. APV will not be liable for any damages other than for the gross negligence or intentional misconduct of its agents. In no event will APV'S total liability for any damages in any action arising out of or in connection with this Agreement exceed the total amount paid to APV by NETGRAVITY under this Agreement with regard to the particular transaction that caused the damages or that is the subject matter of the cause of action.

11.  NOTICES

     Any notice, request, demand, or other communication required or permitted under this Agreement will be deemed to be properly given three
     (3) days after dispatch through the U.S. Postal Service, postage prepaid, or one (1) day after dispatch with charges prepaid through an established and reputable national courier, or when made by confirmed facsimile, addressed to the respective party at the address stated above in this Agreement, or at such other address as that party may designate in writing in the future.

12.  GOVERNING LAW

     This Agreement will be construed according to, and the rights of the parties will be governed by, the laws of the State of California as applied to agreements entered into and performed wholly within California by its residents.

13.  DISPUTE RESOLUTION: ARBITRATION

     At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non-lawyer, business representatives. The discussions shall be left to the discretion of the representatives. The representatives may agree to use any alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents not prepared for purposes of the negotiations are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

     If the negotiations do not resolve the dispute within sixty (60) days of the initial written request, the dispute will be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association presided over by a single arbitrator selected pursuant to those rules. A party may demand such arbitration, in accordance with the procedures set out in those rules, at the office of the American Arbitration Association closest to the other party. Discovery shall be limited to no more than two (2) depositions, and a combined total of not more than twenty-five (25) individual interrogatories, requests for admission and demands for document production, unless otherwise agreed. Each party shall bear its own cost of these procedures (except document reproduction, which will be reimbursed by the other party), and share equally in the expense of the arbitrator.

14.  ENTIRE AGREEMENT

     This Agreement sets forth the entire Agreement between the parties with regard to the subject matter thereof. This Agreement replaces any representations or statements, oral or written, made about the subject matter of this Agreement. This Agreement may be amended only by a written agreement signed by both parties. If any of the provisions of this Agreement are found or deemed by a court of competent jurisdiction to be invalid or unenforceable, the parties intend that they be severed from the remainder of this Agreement, and not cause its invalidity or unenforceability. A party's waiver of any breach of a provision of this Agreement will not constitute a waiver or any other provision, or of any other breach of the same provision.

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IN WITNESS WHEREOF, the parties have caused this Consultant & Representative
Agreement to be executed by their duly authorized representatives as of the Effective Date:

/s/ Spencer Tall                             /s/ Steve Recht
-------------------------------------        ---------------------------------

Spencer Tall                                 Steve Recht
Partner                                      Chief Financial Officer
ASIA PACIFIC VENTURES CO.                    NETGRAVITY, INC.

DATE: May 13, 1998                           DATE: May 13, 1998
     --------------------------------             ----------------------------

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                                EXHIBIT A

                     IMPLEMENTATION OF TERRITORY PLAN

June 1, 1998 ~  December 31, 1998

--) Do final evaluation of potential partners
    - clarify objectives with partners
    - narrow the list of potential partners and consider other potential partners
    - follow up with potential partners to ensure continued interest

--) Visit the Territory to negotiate distribution and licensing agreements with strategic partners
    - solicit proposals from strategic partners
    - negotiate deal terms

--) Facilitate start-up of partnership and dialogue between NETGRAVITY and partners
    - help coordinate press announcements
    - monitor initial progress of distributors
    - assist NETGRAVITY in follow-up with primary distributors
    - manage processes and relationship between NETGRAVITY and partners

--) Establish appropriate pricing plan for Territory
    - work with NETGRAVITY to understand costs
    - work with NETGRAVITY to finalize pricing for Territory
    - announce pricing in Territory

--) Facilitate sales goals
    - work with NETGRAVITY to set CY98 sales goals
    - define key accounts to generate business over the next three (3) quarters
    - help get into accounts at high levels
    - assist in closing

--) Facilitate revenue goals
    - work with NETGRAVITY to set revenue goals
    - work with NETGRAVITY to implement revenue goals

--) Facilitate establishment of NETGRAVITY operations in the Territory
    - work with NETGRAVITY to set staffing goals
    - work with NETGRAVITY to hire key staffs
    - work with NETGRAVITY to establish an office in the Territory
    - work with NETGRAVITY to finalize establishing Japan operations

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                              EXHIBIT B

(A) COMMISSIONS FOR EQUITY FUNDING/FINANCING (U.S. & TERRITORY): In the event that NETGRAVITY chooses to raise funds from potential strategic partners in the Territory by selling equity in the parent organization, NETGRAVITY requests that APV assist in this effort, and NETGRAVITY (with assistance from APV) structures, negotiates, and closes a financing agreement, NETGRAVITY will pay APV a commission for any financing agreed to and signed between NETGRAVITY and a corporation in the Territory. This fee will be based on the following schedule and will commence upon the signing of a financing agreement between NETGRAVITY and a third party in the Territory:


            Amount Received by NETGRAVITY         APV Commission
            ----------------------------          --------------
                 First $5,000,000                      3.0%
                 Above $5,000,000                      2.0%


     In the event that APV helps NETGRAVITY raise capital by selling equity in NETGRAVITY's joint venture or subsidiary in the Territory (as distinguished from equity in NETGRAVITY's parent organization), this fee will be based on the following schedule and will commence upon the signing of a financing agreement between NETGRAVITY and a third party in
     Territory:


            Amount Received by NETGRAVITY         APV Commission
            ----------------------------          --------------
                 First $5,000,000                      6.0%
                 Above $5,000,000                      4.0%


(B) COMMISSIONS FOR JOINT TECHNOLOGY DEVELOPMENT OR NON-RECURRING ENGINEERING (NRE): In the event that NETGRAVITY enters into a contract for the joint development of technology as a result of introduction and efforts by APV, NETGRAVITY shall pay to APV a commission on any payments made to NETGRAVITY in connection with such contract based on the following schedule:


            Amount Received by NETGRAVITY         APV Commission
            ----------------------------          --------------
                 First $5,000,000                      3.0%
                 Above $5,000,000                      2.0%


     These schedules will remain in place for a period of three (3) years form the first receipt of funds to NETGRAVITY as a result of the signing of any funding agreement.

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(C)  REVENUE COMMISSION: For the term of the agreement, NETGRAVITY will pay
     APV a 5% commission on all contracted bookings as a result of APV's assistance in the establishment of strategic partnering relationships in the Territory.